Exhibit 1.1

$175.0 Million Aggregate Principal Amount
of
4.50% Fixed-to-Floating Rate Subordinated Notes due 2030

Park National Corporation

UNDERWRITING AGREEMENT

August 17, 2020

Piper Sandler & Co.
1251 Avenue of the Americas, 6th Floor
New York, New York 10020

Ladies and Gentlemen:

Park National Corporation, an Ohio corporation (the “Company”), proposes to issue and sell to Piper Sandler & Co. (the “Underwriter” or “you”) $175.0 million aggregate principal amount of its 4.50% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Securities”). The Securities are to be issued pursuant to an Indenture between the Company, as issuer, and U.S. Bank National Association, as the trustee (the “Trustee”), dated as of August 20, 2020 (“Base Indenture”), as amended and supplemented by a first supplemental indenture between the Company and the Trustee, dated as of August 20, 2020 (“First Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-227943), including a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The preliminary prospectus supplement, dated August 17, 2020, describing the Securities and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriter to confirm sales of the Securities or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.  References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus.  As used herein, “Applicable Time” is 5:15 p.m. (New York City time) on August 17, 2020.  As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, and other documents identified in Schedule A hereto.  As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).  This Agreement, the Indenture and the Securities are collectively referred to herein as the “Transaction Documents,” and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein.  All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.  All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be.  All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Securities as contemplated by Section 4(l) of this Agreement.

The Company and The Park National Bank (the “Principal Banking Subsidiary”) hereby confirm their agreements with the Underwriter as follows:

Section 1          Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to the Underwriter, as of the date of this Agreement and as of the Closing Date (as hereinafter defined), as follows:

(a)          Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act.  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.  At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, as well as at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and became effective upon the filing thereof under the Securities Act on October 23, 2018.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form.  The Company meets the requirements for use of Form S-3 under the Securities Act specified in Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 5110(b)(7)(C)(i).

(b)          Disclosure.  Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Securities.  The documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, when they were filed with the Commission, as of the date hereof and on the Closing Date, conformed and will conform in all material respects to the requirements of the Exchange Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, the Time of Sale Prospectus did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Prospectus, as of its date, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in, or omissions from, the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that such information consists only of the information described in Section 10(b) below.  There are no contracts, off-balance sheet transactions or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c)          Free Writing Prospectuses; Road Show.  As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act.  Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified.  Except for the free writing prospectuses, if any, and other documents identified in Schedule A, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus.  Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Distribution of Offering Material by the Company.  Prior to the completion of the Underwriter’s distribution of the Securities, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Underwriter, if any, and other documents identified in Schedule A hereto.

(e)          The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and when duly executed by the Underwriter, will constitute the valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of corporations or commercial banks, including laws relating to conservatorship and receivership of insured depository institutions, and to general equity principles, and except as rights to indemnity or contribution, including but not limited to, indemnification and contribution provisions set forth in this Agreement, may be limited by federal or state securities law or the public policy underlying such laws.

(f)          Authorization, Execution, and Delivery of the Securities and the Indenture.  The Securities have been duly authorized by the Company and, when duly completed, executed, authenticated, issued and delivered against payment of the consideration therefor in accordance with the provisions of the Indenture and this Agreement, will be duly and validly issued, fully paid and nonassessable and constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of corporations or commercial banks, including laws relating to conservatorship and receivership of insured depository institutions, and to general equity principles, rights of first refusal or other similar rights, and entitled to the benefits of the Indenture.  The Securities and the Indenture conform in all material respects to the summary descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus and such summary descriptions conform to the rights set forth in and applicable to the instruments defining the same and the Indenture is qualified under, and will conform in all material respects to the requirements of, the Trust Indenture Act.  The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of corporations or commercial banks, including laws relating to conservatorship and receivership of insured depository institutions, and to general equity principles, rights of first refusal or other similar rights, and except as rights to indemnity or contribution may be limited by federal or state securities law or the public policy underlying such laws.

(g)          No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(h)          No Prohibition on Dividends.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as proscribed by applicable laws, rules and regulations, which are generally described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i)          No Material Adverse Change.  Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, shareholders’ equity, consolidated results of operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent including without limitation any losses or interference with its business from fire, explosion, flood, tornados, earthquakes, accident, natural disaster or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, or has entered into any material transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company (other than regular quarterly cash dividends consistent with past practice) or, except for dividends paid to the Company or its subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(j)          Independent Accountants of the Company.  Crowe LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), and (ii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.  With respect to the Company, Crowe LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act and the related rules and regulations of the Commission.

(k)          Financial Statements of the Company.  The financial statements, together with the supporting schedules, if any, of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in shareholders’ equity and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus.  The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Summary Historical Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  All disclosures contained in the Registration Statement, any preliminary prospectus, the Prospectus and any free writing prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply, in all material respects, with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.  To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)          No Undisclosed Off-Balance Sheet Arrangements.  Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, which have a material current, or may have a material future, effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital position or resources, or significant components of revenues or expenses.

(m)          Company’s Accounting System.  The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), that has been designed by, or under the supervision of, the Company’s principal executive officer and its principal financial officer, to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n)          Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting.  The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.    Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the internal control over financial reporting (whether or not remediated) of the Company or any of its subsidiaries of which the Company or the Company’s Board of Directors is aware, (B) no fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company or any of its subsidiaries, (C) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, or (D) no material violation of or failure to comply in all material respects with United States federal securities laws.

(o)          Incorporation and Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly registered as a bank holding company that has elected to be a financial holding company under the Bank Holding Company Act of 1956, as amended, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under the Transaction Documents.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(p)          Principal Banking Subsidiary.  The Principal Banking Subsidiary is the Company’s only “significant subsidiary” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act).  The Principal Banking Subsidiary has been duly chartered, and is validly existing as a national banking association, in good standing under the laws of the United States of America and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Principal Banking Subsidiary is duly qualified as a national banking association to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), earnings, business, properties, operations, assets, liabilities or prospects of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”).  All of the issued and outstanding  capital stock of the Principal Banking Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (other than any corporations, associations or other entities that, in the aggregate, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X).

(q)          Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus).  All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws.

(r)          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor its significant subsidiary is in violation of its charter or by-laws or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or its significant subsidiary is a party or by which it or either of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company’s execution, delivery and performance of each of the Transaction Documents and the consummation of the Transactions and the issuance and sale of the Securities (including the use of proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws or similar organizational documents, as applicable, of the Company or its significant subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its significant subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or its significant subsidiary, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of each of the Transaction Documents and consummation of the Transactions contemplated by this Agreement and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company, or received from any Regulatory Agency (as defined below) and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its significant subsidiary.

(s)          No Acquisitions, Dispositions, or Transfers.  Neither the Company nor any of its subsidiaries is a party to an agreement (whether or not fully binding) obligating the Company or such subsidiary to an acquisition, disposition, or other business combination, or a transfer or sale of the assets (as a going concern) or capital stock of the Company or any such subsidiary, which transaction would be material to the Company and its subsidiaries taken as a whole.

(t)          Compliance with Laws.  The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not, individually or in the aggregate, reasonably be expected, to have a Material Adverse Effect.

(u)          No Material Actions or Proceedings.  Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity or Regulatory Agency (as defined below) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the consummation of the Transactions, or the performance by the Company of its obligations under the Transaction Documents; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not reasonably be expected to have a Material Adverse Effect.  No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent.

(v)          Absence of Enforcement Actions.  Neither the Company nor any of its subsidiaries is subject or is party to, or has received any written notice that any of them may become subject or party to any suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or that any such Regulatory Agreement is pending or threatened.  As used herein, the term “Regulatory Agency” means any governmental entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state securities or banking authorities or agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(w)          Intellectual Property Rights.  Each of the Company and its subsidiaries owns or possesses all necessary and adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) presently employed by it in connection with the business now operated by it or necessary in order to conduct such business, and none of the Company or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except where the failure to possess such Intellectual Property or where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would not, individually or in the aggregate,  reasonably be expected to have a Material Adverse Effect.

(x)          All Necessary Permits, etc.  The Company and its subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses, including, without limitation, any such permits necessary to conduct mortgage origination and servicing (or sub-servicing, as applicable) and banking business, as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (“Permits”), except for such certificates, authorizations or permits whose failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits (except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has failed to file with or submit to applicable regulatory authorities any statement, report, information or form required by any applicable law, rule, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all such filings and submissions were in material compliance with applicable laws, rules, regulations and orders when filed or submitted; and no material deficiencies have been asserted by any Regulatory Agency with respect to any such filings or submissions.

(y)          Title to Properties.  The Company and its significant subsidiary have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(k) above (or elsewhere in the Registration Statement, the Time of Sale Prospectus or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects except (i) for any properties or assets the absence of good and marketable title to which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (ii) as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.  The real property, improvements, equipment and personal property held under lease by the Company or its significant subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or its significant subsidiary.

(z)          Tax Law Compliance.  The Company and its subsidiaries have filed all federal, state and foreign income and franchise tax returns, information returns, and similar reports that are required to be filed or have properly requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate,  reasonably be expected to cause a Material Adverse Effect), and all such returns and reports are true, correct, and complete in all material respects.  The Company and its subsidiaries have paid in full all taxes required to be paid by any of them which are due and payable and, if due and payable, any related or similar assessment, fine or penalty with respect to taxes levied against any of them except as may be being contested in good faith and by appropriate proceedings or would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(k) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(aa)          Insurance.  Each of the Company and its subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and natural disasters, including but not limited to floods, earthquakes and tornados.  The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.  Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied during the past five (5) years.

(bb)          Compliance with Environmental Laws.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(cc)          ERISA Compliance.  The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates for which the Company would have any liability that would reasonably be expected to have a Material Adverse Effect.  No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, in each case except as would not  reasonably be expected to have a Material Adverse Effect.  Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates for which the Company could have any liability that would reasonably be expected to have a Material Adverse Effect that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(dd)          Company Not an “Investment Company.”  The Company is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ee)          No Price Stabilization or Manipulation.  Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Securities, whether to facilitate the sale or resale of the Securities or otherwise.

(ff)          Related-Party Transactions.  There are no business relationships or related-person transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(gg)          FINRA Matters.  All of the information provided to the Underwriter or to counsel for the Underwriter by the Company, its counsel, its officers and directors in connection with the offering of the Securities is true, complete and correct and any letters, filings or other supplemental information provided by the Company to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(hh)          Sarbanes-Oxley Act.  The Company, its subsidiaries and the Company’s Board of Directors and officers are in compliance with the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder in all material respects, in each case to the extent applicable.

(ii)          Statistical and Market-Related Data.  All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate.  To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(jj)          No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(kk)          Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director or officer, employee, agent, affiliate (as such term is defined in Rule 501(b) of the Securities Act) or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries, (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit.  The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ll)          Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)          OFAC.  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, after due inquiry, any directors or officers, employees, agents, or affiliates (as such term is defined in Rule 501(b) of the Securities Act) or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”), or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of, or business with, any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of, or business in, any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(nn)          Brokers.  Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(oo)          Forward-Looking Statements.  Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.  No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(pp)          Bank Regulatory Matters.  The Company and each subsidiary has been and is in compliance with all applicable laws, rules and regulations of (including, without limitation, all applicable regulations and orders of, or agreements with), the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (“FDIC”), the Consumer Financial Protection Bureau (the “CFPB”),  and any other federal or state bank regulatory authority with jurisdiction over the Company or its subsidiaries (collectively, the “Bank Regulatory Authorities”), except where failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq)          Community Reinvestment Act.  The Company and the Principal Banking Subsidiary have no knowledge of any facts and circumstances, and have no reason to believe that any facts or circumstances exist, that would cause the Principal Banking Subsidiary to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory.”

(rr)          FDIC.  The deposit accounts of the Principal Banking Subsidiary are insured by the FDIC up to the legal maximum, the Principal Banking Subsidiary has paid all premiums and assessments required by the FDIC and the regulations thereunder, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(ss)          IT Systems.  (i) The Company is not aware of any security breach or other compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) except that have been remedied without material cost or liability; (ii) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.  The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and internal policies relating to the privacy and security of IT Systems and Data and to the reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt)          Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Regulatory Agency is necessary or required for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Securities or the consummation of the transactions contemplated in this Agreement, except as have been already obtained or as may be required under the Securities Act, the securities laws of any state or non-U.S. jurisdiction or the rules of FINRA.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriter or to counsel for the Underwriter in connection with the offering, or the purchase and sale, of the Securities shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1.  The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2          Representations and Warranties of the Principal Banking Subsidiary.

The Principal Banking Subsidiary hereby represents and warrants to the Underwriter as of the date of this Agreement and as of the Closing Date, as follows:

(a)          Incorporation and Good Standing of the Principal Banking Subsidiary.  The Principal Banking Subsidiary has been duly chartered and is validly existing as a national banking association regulated by the OCC, is in good standing under the laws of the United States of America and its charter is in full force and effect; the Principal Banking Subsidiary has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; all of the issued and outstanding capital stock of the Principal Banking Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and 100% of the capital stock of the Principal Banking Subsidiary is owned directly by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.  There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of the Principal Banking Subsidiary.  The Principal Banking Subsidiary is the only depository institution subsidiary of the Company and the Principal Banking Subsidiary is a member in good standing of the Federal Home Loan Bank System.  The Principal Banking Subsidiary is “well capitalized” (as that term is defined at 12 C.F.R. 6.4(b)(1)) and neither the Company nor the Principal Banking Subsidiary has been informed by any Bank Regulatory Authority that its status as “well-capitalized” will change within one year.

(b)          The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Principal Banking Subsidiary and, when duly executed by the Underwriter, will constitute the valid and legally binding agreement of the Principal Banking Subsidiary, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of corporations or commercial banks, including laws relating to conservatorship and receivership of insured depository institutions, and to general equity principles, and except as rights to indemnity or contribution, including but not limited to, indemnification and contribution provisions set forth in this Agreement, may be limited by federal or state securities law or the public policy underlying such laws.

(c)          Non-Contravention of Constituent Documents.  Neither the Principal Banking Subsidiary nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in Default under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Principal Banking Subsidiary or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject, except for such Defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)          Principal Banking Subsidiary not an “Investment Company.”  The Principal Banking Subsidiary is not, and will not be after consummation of the Transactions, required to register as an “investment company” under the Investment Company Act.

(e)          Compliance with Banking Laws.  The Principal Banking Subsidiary and each subsidiary of the Principal Banking Subsidiary has been and is in compliance with all applicable laws, rules and regulations of (including, without limitation, all applicable regulations and orders of, or agreements with), the Federal Reserve, the OCC, the FDIC, the CFPB and any other Bank Regulatory Authorities, except where failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)          FDIC.  The deposit accounts of the Principal Banking Subsidiary are insured by the FDIC up to the legal maximum, the Principal Banking Subsidiary has paid all premiums and assessments required by the FDIC and the regulations thereunder, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Principal Banking Subsidiary, threatened.

(g)          Compliance with Privacy Laws.  The Principal Banking Subsidiary (i) complies in all material respects with the Privacy Statements (as defined below) that apply to any given set of personal information collected by the Principal Banking Subsidiary from Individuals (as defined below), (ii) complies in all material respects with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information, and (iii) takes reasonable measures as are customary in the business in which the Principal Banking Subsidiary and its subsidiaries are engaged to protect and maintain the confidential nature of the personal information provided to the Principal Banking Subsidiary by Individuals in accordance with the terms of the applicable Privacy Statements.  To the Company’s knowledge, no material claim or controversy has arisen or been threatened regarding the Privacy Statements or the implementation thereof.  As used herein, “Privacy Statements” means, collectively, any and all of the Principal Banking Subsidiary’s privacy statements and policies published on websites or products or otherwise made available by the Principal Banking Subsidiary regarding the collection, retention, use and distribution of the personal information of an individual, including, without limitation, from visitors or users of any websites or products of the Principal Banking Subsidiary (“Individuals”).

(h)          Compliance with Mortgage Operations.  Except as has not had and would not reasonably be expected to result in a Material Adverse Effect: (i) the Principal Banking Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Principal Banking Subsidiary satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Principal Banking Subsidiary and any Agency, Loan Investor or Insurer (each as defined herein), (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and (ii) no Agency, Loan Investor or Insurer has (A) claimed in writing that the Principal Banking Subsidiary or any of its subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Principal Banking Subsidiary or any of its subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Principal Banking Subsidiary or any of its subsidiaries or (C) indicated in writing to the Principal Banking Subsidiary or any of its subsidiaries that it has terminated or intends to terminate its relationship with the Principal Banking Subsidiary or any of its subsidiaries for poor performance, poor loan quality or concern with respect to the Principal Banking Subsidiary’s or any of its subsidiaries’ compliance with laws.  For purposes hereof (X) ”Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (1) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company, the Principal Banking Subsidiary or any of their subsidiaries or (2) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (Y) ”Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company, the Principal Banking Subsidiary or any of their subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (X) ”Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company, the Principal Banking Subsidiary or any of their subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

Any certificate signed by any officer of the Principal Banking Subsidiary or any of its subsidiaries and delivered to the Underwriter or to counsel for the Underwriter in connection with the offering, or the purchase and sale, of the Securities shall be deemed a representation and warranty by the Principal Banking Subsidiary to the Underwriter as to the matters covered thereby.

The Principal Banking Subsidiary has a reasonable basis for making each of the representations set forth in this Section 2.  The Principal Banking Subsidiary acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3          Purchase, Sale and Delivery of the Securities.

(a)          The Securities.  Upon the terms herein set forth, the Company agrees to issue and sell to the Underwriter $175.0 million aggregate principal amount of the Securities.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Company, $175.0 million aggregate principal amount of the Securities at a purchase price equal to 99.00% of the principal amount thereof.

(b)          Closing Date.  Delivery of the Securities to be purchased by the Underwriter by electronic book entry through the facilities of The Depository Trust Company (“DTC”) to the account specified by the Underwriter, and payment therefor shall be made via the offices of Calfee, Halter & Griswold LLP (or such other place as may be agreed to by the Company and the Underwriter) at 9:00 a.m., New York City time, on August 20, 2020, or such other time and date not later than 1:30 p.m., New York City time, on August 20, 2020, as the Underwriter shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus.

(c)          Public Offering of the Securities.  The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the aggregate principal amount of the Securities as soon after this Agreement has been executed as the Underwriter, in its sole judgment, has determined is advisable and practicable.

(d)          Payment for the Securities.  Payment for the Securities shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

(e)          Delivery of the Securities.  The Company shall deliver, or cause to be delivered, by electronic book entry through the facilities of DTC, to the account specified by the Underwriter, the Securities at the Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The global certificate for the Securities shall be registered in the name of Cede & Co., or such other nominee as may be designated by DTC at least two full business days prior to the Closing Date at a location in New York City as the Underwriter may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

Section 4          Additional Covenants.

The Company further covenants and agrees with the Underwriter as follows:

(a)          Delivery of Registration Statement, Time of Sale Prospectus and Prospectus.  The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Securities, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)          Underwriter’s Review of Proposed Amendments and Supplements.  During the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “Prospectus Delivery Period”), the Company (i) will furnish to the Underwriter for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not file any amendment or supplement to the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Underwriter’s prior written consent, which consent shall not be unreasonably withheld.  During the Prospectus Delivery Period, prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Underwriter for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement.  During the Prospectus Delivery Period, the Company shall not file or use any such proposed amendment or supplement without the Underwriter’s prior written consent, which consent shall not be unreasonably withheld.  The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          Free Writing Prospectuses.  The Company shall furnish to the Underwriter for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Underwriter’s prior written consent, which consent shall not be unreasonably withheld.  The Company shall furnish to the Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as the Underwriter may reasonably request.  If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Securities (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Underwriter for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Underwriter’s prior written consent, which consent shall not be unreasonably withheld.

(d)          Filing of Underwriter Free Writing Prospectuses.  The Company shall not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)          Amendments and Supplements to Time of Sale Prospectus.  If, during the Prospectus Delivery Period, the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 4(b) and Section 4(c) hereof) promptly prepare, file with the Commission and furnish, at the Company’s own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)          Certain Notifications and Required Actions.  During the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus.  If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order as promptly as practicable.  Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)          Amendments and Supplements to the Prospectus and Other Securities Act Matters.  During the Prospectus Delivery Period, if any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 4(b) and Section 4(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.  Neither the Underwriter’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 4(b) or Section 4(c).

(h)          Blue Sky Compliance.  The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Securities for sale under (or obtain exemptions from the application of) the applicable state securities or blue sky laws or the securities laws of such other jurisdictions designated by the Underwriter, and shall comply with such laws and continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  The Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable efforts to obtain the withdrawal thereof as promptly as practicable.

(i)          Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)          Earnings Statement.  The Company will make generally available to its security holders and to the Underwriter as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided, however, that the requirements of this Section 4(j) shall be satisfied to the extent that such reports, statements, communications, financial statements or other documents are available on EDGAR.

(k)          Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NYSE American (“NYSE American”) all reports and documents required to be filed under the Exchange Act.

(l)          Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet.  If requested by the Underwriter, the Company shall cause to be prepared and delivered, at the Company’s expense, within one business day from the effective date of this Agreement, to the Underwriter, an “electronic Prospectus” to be used by the Underwriter in connection with the offering and sale of the Securities.  As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriter, that may be transmitted electronically by the Underwriter to offerees and purchasers of the Securities; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriter, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).

(m)          Stand Off Agreement.  Between the date of this Agreement and the Closing Date, the Company and its subsidiaries will not, without the prior consent of the Underwriter, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) of the Company or its subsidiaries.

(n)          Future Reports to the Underwriter.  During the period of two years hereafter, the Company will furnish to the Underwriter: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 4(n) shall be satisfied to the extent that such reports, statements, communications, financial statements or other documents are available on EDGAR.

(o)          Investment Limitation.  The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(p)          No Stabilization or Manipulation.  The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities, whether to facilitate the sale or resale of the Securities or otherwise.

(q)          Company to Provide Interim Financial Statements.  Prior to the Closing Date, the Company will furnish the Underwriter, as soon as they have been prepared by, or are available to, the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus; provided, however, that the requirements of this Section 4(q) shall be satisfied to the extent that such unaudited interim financial statements are available on EDGAR.

(r)          Final Term Sheet.  The Company shall prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities and the offering thereof, in the form of Schedule B hereto (and containing such other information as the Company and the Underwriter may agree), and file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Underwriter with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriter or counsel to the Underwriter shall reasonably object.

(s)          NRSRO Rating.  The Company will use commercially reasonable efforts to maintain a rating by a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) while any Securities remain outstanding.

Section 5          Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including any fees and expenses related to the use of book-entry notes and all printing and engraving costs), (ii) all fees and expenses of the Trustee of the Securities, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriter, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and each of the Transaction Documents, (vi) all filing fees, attorneys’ fees, costs and expenses incurred by the Company or reasonably incurred by the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Underwriter, preparing and printing a “Blue Sky Survey” or memorandum and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions, (vii) the reasonable out-of-pocket expenses of the Underwriter incurred in connection with the Transactions, upon request made from time to time, including without limitation, the reasonable legal fees, costs and expenses of Calfee, Halter & Griswold LLP, counsel to the Underwriter, and all marketing, syndication and travel expenses, (viii) costs, fees and expenses incurred by the Underwriter in connection with determining its compliance with the rules and regulations of FINRA related to the Underwriter’s participation in the offering and distribution of the Securities, including any related filing fees and the reasonable legal fees of, and disbursements by, counsel to the Underwriter, (ix) the fees, costs and expenses of the Company relating to investor presentations on any “road show,” including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the cost of preparing and providing any CUSIP or other identification numbers for the Securities, (xi) any fees charged by rating agencies for rating the Securities, and (xii) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement.  In the event the Underwriter incurs any such costs, fees and expenses on behalf of the Company, the Company will reimburse the Underwriter for such reasonable costs, fees and expenses whether or not the transactions contemplated hereby are consummated. Except as specifically provided in this Section 5 or in Section 8, Section 10 or Section 11 hereof, the Underwriter shall pay its own expenses.

Section 6          Covenant of the Underwriter.

The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 7          Conditions of the Obligations of the Underwriter.

The obligations of the Underwriter hereunder to purchase and pay for the Securities as provided herein on the Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date, as though then made, the accuracy of the representations and warranties on the part of the Principal Banking Subsidiary set forth in Section 2 hereof as of the date hereof and as of the Closing Date, as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)          Comfort Letters.  On the date hereof, the Underwriter shall have received from Crowe LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to the Public Company Accounting Oversight Board (United States) Auditing Standards 6101 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)          Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)          The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act:

(ii)          no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii)          if a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)          No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and through and including the Closing Date:

(i)          in the judgment of the Underwriter, there shall not have occurred any Material Adverse Change;

(ii)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any NRSRO; and

(iii)          the Registration Statement, the Time of Sale Prospectus and the Prospectus shall not be subject to any proceeding by any federal bank or securities regulatory authority.

(d)          Opinion of Counsel for the Company.  On the Closing Date, the Underwriter shall have received the opinion of Vorys, Sater, Seymour and Pease LLP, counsel for the Company, dated as of such date, in form and substance reasonably satisfactory to the Underwriter.

(e)          Opinion and Negative Assurance Letter of Counsel for the Underwriter.  On the Closing Date, the Underwriter shall have received the opinion and negative assurance letter of Calfee, Halter & Griswold LLP, counsel for the Underwriter in connection with the offer and sale of the Securities, in form and substance satisfactory to the Underwriter, dated as of such date.

(f)          Officers’ Certificate.  On the Closing Date, the Underwriter shall have received a certificate executed by (i) the Chairman of the Board and Chief Executive Officer or the President of the Company and (ii) the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 7(b)(ii) and further to the effect that:

(i)          for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii)          the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(g)          Chief Financial Officer’s Certificate.  On the date hereof and the Closing Date, the Underwriter shall have received a certificate executed by the Chief Financial Officer of the Company, dated the date hereof and the Closing Date, respectively, with respect to certain financial data contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to the Underwriter, dated the date hereof and the Closing Date, respectively.

(h)          Bring-down Comfort Letter.  On the Closing Date, the Underwriter shall have received from Crowe LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter, which letter shall: (i) reaffirm the statements made in the letter furnished pursuant to Section 7(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date; and (ii) cover certain financial information contained in the Prospectus.

(i)          Ratings.  The Securities shall have been rated investment grade by Kroll Bond Rating Agency, Inc.

(j)          Additional Documents.  On or before the Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as contemplated herein shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(k)          Indenture.  The Indenture shall have been executed and delivered by each party thereto and an executed copy thereof shall have been provided to the Underwriter.

(l)          DTC.  The Securities shall be eligible for clearance and settlement through DTC.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice from the Underwriter to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 8, Section 10 and Section 11 shall at all times be effective and shall survive such termination.

Section 8          Reimbursement of Underwriter’s Expenses.

If this Agreement is terminated by the Underwriter pursuant to Section 7 or Section 12, or if the sale to the Underwriter of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Securities, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 9          Effectiveness of this Agreement.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 10          Indemnification.

(a)          Indemnification of the Underwriter.  The Company and the Principal Banking Subsidiary, jointly and severally, agree to indemnify and hold harmless the Underwriter, its affiliates, directors, officers, employees, partners and agents, and each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act (a “controlling person”) against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such affiliate, director, officer, employee, partner, agent or controlling person may become subject, under the Securities Act, the Exchange Act, or any federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, any materials provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or written investor presentations provided to investors by the Company (whether in person or electronically) (“marketing material”), or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such affiliate, director, officer, employee, agent, partner and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Underwriter or such affiliate, director, officer, employee, agent, partner or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of, or based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company by the Underwriter in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any marketing material or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that such information only consists of the information described in Section 10(b) below; and provided further, that the Principal Banking Subsidiary shall not be liable in any such case to the extent such indemnification, or contribution pursuant to Section 11 of this Agreement, is found to constitute a covered transaction pursuant to Section 23A of the Federal Reserve Act, as amended.  The indemnity agreement set forth in this Section 10(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)          Indemnification of the Company and the Principal Banking Subsidiary.  The Underwriter agrees to indemnify and hold harmless the Company and the Principal Banking Subsidiary, their affiliates, directors, officers, employees, partners and agents and each controlling person of the Company and the Principal Banking Subsidiary, if any, against any loss, claim, damage, liability or expense, as incurred, to which the Company or the Principal Banking Subsidiary, or any such affiliate, director, officer, employee, partner, agent or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to the Underwriter furnished to the Company by the Underwriter in writing expressly for use therein; and to reimburse the Company and the Principal Banking Subsidiary and each such affiliate, director, officer, employee, agent, partner and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company and the Principal Banking Subsidiary or such affiliate, director, officer, employee, agent, partner or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company and the Principal Banking Subsidiary hereby acknowledge that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the second paragraph in the section entitled “Underwriting–Discounts” and the third sentence in the section entitled “Underwriting–No Public Trading Market” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c)          Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that the indemnifying party may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that the indemnifying party shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Underwriter (in the case of counsel for the indemnified parties referred to in Section 10(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 10(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are reasonably incurred.

(d)          Settlements.  The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement unless the failure of the indemnifying party to provide such reimbursement is the result of a good faith dispute with the indemnified party with respect to its obligation to provide the requested reimbursement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 11          Contribution.

If the indemnification provided for in Section 10 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Principal Banking Subsidiary, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Principal Banking Subsidiary, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Principal Banking Subsidiary, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.  The relative fault of the Company and the Principal Banking Subsidiary, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Principal Banking Subsidiary, on the one hand, or the Underwriter, on the other hand (it being understood and agreed that such information supplied by the Underwriter only consists of the information described in Section 10(b) above), and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 10(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10(c) for purposes of indemnification.

The Company, the Principal Banking Subsidiary and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11.

Notwithstanding the provisions of this Section 11, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by the Underwriter in connection with the Securities underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each affiliate, director, officer, employee, partner and agent of the Underwriter and each controlling person, if any, who controls the Underwriter, shall have the same rights to contribution as the Underwriter, and each affiliate, director, officer, employee, partner and agent of the Company and the Principal Banking Subsidiary and each controlling person, if any, of the Company, shall have the same rights to contribution as the Company.

Section 12          Termination of this Agreement.

The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date if, in the reasonable judgement of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, Time of Sale Prospectus or the Prospectus, (i) there has occurred any Material Adverse Effect, (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or any other calamity or crisis, including a widespread outbreak of epidemic illnesses (including the novel coronavirus COVID-19 but only to the extent that there is a material worsening of such outbreak that actually occurs after the date hereof in the markets in which the Company operates) or any change or development involving a prospective change in national political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering of the Securities on the terms and in the manner contemplated in the Registration Statement, the Prospectus and the Time of Sale Prospectus or to enforce contracts for the sale of the Securities, (iii) trading or quotation in any securities of the Company has been suspended or limited by the Commission or by NYSE American, or if trading generally on the New York Stock Exchange or The Nasdaq Global Select Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (iv) there has occurred a downgrading in or withdrawal of the rating assigned to the Securities or any other securities of the Company by any NRSRO, or such NRSRO has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other securities of the Company, or (v) a banking moratorium has been declared by the United States or New York authorities or a material restriction on banking activities or operations by such regulatory authorities or a material disruption has occurred in commercial banking or securities settlement and clearances services in the United States. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Section 5 or Section 8 hereof or (b) the Underwriter to the Company; provided, however, that the provisions of Section 10 and Section 11 shall at all times be effective and shall survive such termination.

Section 13          No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the interest rate, terms and public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, or its creditors, employees or any other party, (c) the  Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14          Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or, the Company or any of its or their respective partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 15          Notices.

All communications hereunder shall be in writing and shall be mailed (including electronic mail), hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

Piper Sandler & Co.
1251 Avenue of the Americas, 6th Floor
New York, New York 10020
Facsimile: (212) 466-7796
E-mail: jennifer.docherty@psc.com
Attention: General Counsel

with a copy to:

Calfee, Halter & Griswold LLP
The Calfee Building
1405 East Sixth Street
Cleveland, Ohio 44114
Facsimile: (216) 241-0816
E-mail: jjenkins@calfee.com
Attention: John J. Jenkins

If to the Company or the Principal Banking Subsidiary:

Park National Corporation
50 North Third Street
P.O. Box 3500
Newark, Ohio 43058-3500
Facsimile: (740) 349-3709
E-mail: brady.burt@parknationalbank.com
Attention: Chief Financial Officer

with a copy to:

Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, Ohio 43215
Facsimile: (614) 719-4708
E-mail: etfarrar@vorys.com
Attention: Elizabeth Turrell Farrar

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16          Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the affiliates, directors, officers, employees, agents, partners and controlling persons referred to in Section 10 and Section 11, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Securities as such from the Underwriter merely by reason of such purchase.

Section 17          Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18          Governing Law Provisions.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19          General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 10 and the contribution provisions of Section 11, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 10 and Section 11 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Principal Banking Subsidiary the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

PARK NATIONAL CORPORATION

By:	/s/ Brady T. Burt
Name:	Brady T. Burt
Title:	Chief Financial Officer

THE PARK NATIONAL BANK

By:	/s/ Kelly Herreman
Name:	Kelly Herreman
Title:	Chief Accounting Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in New York, New York as of the date first above written.

PIPER SANDLER & CO.

By:	/s/ Jennifer Docherty
Name:	Jennifer Docherty
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Free Writing Prospectuses

1.          Pricing Term Sheet, dated August 17, 2020

2.          Investor Presentation, filed with the Commission on August 17, 2020
Schedule A - Page 1

SCHEDULE B

 Filed Pursuant to Rule 433
Registration Statement No. 333-227943
August 17, 2020

Park National Corporation
$175,000,000
4.50% Fixed-to-Floating Rate Subordinated Notes due 2030 Term Sheet

August 17, 2020

The following information relates only to Park National Corporation’s offering (the “Offering”) of its 4.50% Fixed-to-Floating Rate Subordinated Notes due 2030 and should be read together with the preliminary prospectus supplement dated August 17, 2020 relating to the Offering including the documents incorporated and deemed to be incorporated by reference therein.

Issuer:	Park National Corporation (the “Company”)

Security:	4.50% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”)

Aggregate Principal Amount:	$175,000,000

Ratings:
BBB- by Kroll Bond Rating Agency, Inc.

A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

Trade Date:	August 17, 2020

Settlement Date:	August 20, 2020 (T+3)

Final Maturity Date (if not previously redeemed):	September 1, 2030

Coupon:
From and including the Settlement Date to, but excluding, September 1, 2025 or the date of earlier redemption (the “fixed rate period”) 4.50% per annum, payable semi-annually in arrears.  From and including September 1, 2025 to, but excluding, the Final Maturity Date or the date of earlier redemption (the “floating rate period”), a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) (each as defined in the prospectus supplement under “Description of the Subordinated Notes —Payment of Principal and Interest”), plus a spread of 439 basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears; provided, however, that if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

Schedule B - Page 1

Interest Payment Dates:
Fixed rate period: March 1 and September 1 of each year, commencing on March 1, 2021. The last interest payment date for the fixed rate period will be September 1, 2025.

Floating rate period: March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2025.

Record Dates:	The 15th calendar day immediately preceding the applicable interest payment date.

Day Count Convention:	Fixed rate period: 30/360. Floating rate period: 360-day year and the number of days actually elapsed.

Redemption:
The Company may, at its option, beginning with the interest payment date of September 1, 2025 and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to but excluding the date of redemption.

The Company may redeem the Notes, in whole but not in part, at any time, including prior to September 1, 2025, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, if (i) a change or prospective change in law occurs that could prevent the Company from deducting, in whole or in part, interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest thereon to but excluding the redemption date.

Denominations:	$1,000 minimum denominations and $1,000 integral multiples thereof.

Use of Proceeds:
The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include providing capital to support the Company’s growth organically or through strategic acquisitions, repaying indebtedness, financing investments, capital expenditures, repurchasing the Company’s common shares and for investments in The Park National Bank as regulatory capital.

Price to Public:	100.00%

Underwriter’s Discount:	1.00% of principal amount

Proceeds to Issuer (after underwriter’s discount, but before expenses):	$173,250,000

Schedule B - Page 2

Ranking:
The Notes will be unsecured, subordinated obligations of the Company and:

•      will rank junior in right of payment to all of the Company’s existing and future senior indebtedness (as defined under “Description of the Subordinated Notes—Ranking”), including (i) the $37.5 million aggregate amount of indebtedness outstanding as of June 30, 2020 under the term note the Company issued to U.S. Bank National Association on June 20, 2019, (ii) any amounts that the Company may borrow in the future under the Company’s $15 million revolving line of credit, in each case pursuant to the Credit Agreement with U.S. Bank National Association, and (iii) any other amounts that the Company may borrow from U.S. Bank National Association at any time in the future that is not itself described as subordinated debt;

•      will rank equal in right of payment and upon the Company’s liquidation with any of the Company’s existing and all of its future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•      will rank senior in right of payment and upon the Company’s liquidation to (i) the Company’s existing $15.0 million aggregate principal amount of the Company’s obligations relating to subordinated debt securities issued to the Company’s capital trust subsidiary and (ii) any of the Company’s future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•      will be effectively subordinated to the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness, liabilities and other obligations of the Company’s subsidiaries, including without limitation, depositors of The Park National Bank, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

•      As of June 30, 2020, the Company’s subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $8.7 billion, excluding intercompany liabilities, to which the Notes will be structurally subordinated.

CUSIP/ISIN:	700658 AA5 / US700658AA57

Sole Underwriter:	Piper Sandler & Co.

The Issuer has filed a shelf registration statement (File No. 333-227943) (including a base prospectus) and a related preliminary prospectus supplement dated August 17, 2020 (the “Preliminary Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) for the Offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement, the final prospectus supplement (when available) and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, the underwriter or any dealer participating in the Offering will arrange to send you the prospectus, the Preliminary Prospectus Supplement, and the final prospectus supplement (when available) relating to the Offering if you request them by emailing Piper Sandler & Co. at fsg-dcm@psc.com.

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Other information (including other financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the information contained herein. Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given them in the Preliminary Prospectus Supplement.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule B - Page 3